Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces Second Quarter Results

Second Quarter Net Income of $0.24 Per Share

Normalized FFO of $0.61 Per Share for the Second Quarter

Same Property Cash Basis NOI for the Second Quarter Increased by 3.0% Year over Year

______________________________________________________________________________________

Newton, MA (July 28, 2016): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter and six months ended June 30, 2016.

Results for the Quarter Ended June 30, 2016:

Net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, was $16.8 million, or $0.24 per diluted share, for the quarter ended June 30, 2016, compared to a net loss of $191.2 million, or $2.71 per diluted share, for the quarter ended June 30, 2015. The net loss for the quarter ended June 30, 2015 included a non-cash loss on impairment of GOV’s investment in Select Income REIT (Nasdaq: SIR), of $203.3 million, or $2.88 per diluted share. The weighted average number of diluted common shares outstanding was 71.1 million for the quarter ended June 30, 2016, and 70.5 million for the quarter ended June 30, 2015.

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2016 were $43.4 million, or $0.61 per diluted share, compared to Normalized FFO for the quarter ended June 30, 2015 of $42.4 million, or $0.60 per diluted share.

Reconciliations of net income (loss) determined in accordance with GAAP to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2016 and 2015 appear later in this press release.

Results for the Six Months Ended June 30, 2016:

Net income determined in accordance with GAAP was $34.2 million, or $0.48 per diluted share, for the six months ended June 30, 2016, compared to a net loss of $224.5 million, or $3.19 per diluted share, for the six months ended June 30, 2015. The net loss for the six months ended June 30, 2015 included non-cash losses on impairment and equity issuances by an investee totaling $245.4 million, or $3.49 per diluted share. The weighted average number of diluted common shares outstanding was 71.0 million for the six months ended June 30, 2016, and 70.4 million for the six months ended June 30, 2015.

Normalized FFO for the six months ended June 30, 2016 were $87.7 million, or $1.23 per diluted share, compared to Normalized FFO for the six months ended June 30, 2015 of $83.2 million, or $1.18 per diluted share.

Reconciliations of net income (loss) determined in accordance with GAAP to FFO and Normalized FFO for the six months ended June 30, 2016 and 2015 appear later in this press release.

Leasing, Occupancy and Same Property Results:

During the quarter ended June 30, 2016, GOV entered into new and renewal leases for 566,640 rentable square feet at weighted (by rentable square feet) average rental rates that were 4.4% above prior rents for the same space.  The weighted average (by rentable square feet) lease term for leases entered into during the quarter ended June 30, 2016 was 10.1 years.  Leasing capital commitments for new and renewal leases entered into during the quarter ended June 30, 2016 were $11.1 million, or $1.96 per square foot, per weighted average lease year.

As of June 30, 2016, 94.2% of GOV’s rentable square feet at properties classified as continuing operations was leased. This compares with 94.9% as of March 31, 2016 and 94.3% as of June 30, 2015.  Occupancy for properties classified as continuing operations and owned continuously since April 1, 2015, or same properties, was 94.4% as of June 30, 2016, which compares with 95.1% as of March 31, 2016 and 94.3% as of June 30, 2015. Same properties cash basis net operating income, or Cash Basis NOI, increased 3.0% for the quarter ended June 30, 2016 compared to the same period in 2015.

Reconciliations of net income (loss) determined in accordance with GAAP to net operating income, or NOI, and to Cash Basis NOI for the quarters ended June 30, 2016 and 2015 appear later in this press release.

Recent Disposition Activities:

As previously disclosed, in March 2016, GOV entered an agreement to sell an office property (one building) located in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.3 million at June 30, 2016.  The contract sales price, as amended in June 2016, is $13.0 million, excluding closing costs. This sale is subject to conditions, including the purchaser obtaining certain zoning entitlements, and is currently expected to occur in the first quarter of 2017.

In July 2016, GOV sold a previously disclosed office property (one building) located in Savannah, GA with 35,228 rentable square feet and a net book value of $3.1 million at June 30, 2016, for $4.0 million, excluding closing costs.  In connection with this sale, GOV provided mortgage financing to the buyer totaling $3.6 million, which matures in 2021.

Financing Activities:

In May 2016, GOV issued $300.0 million of 5.875% senior unsecured notes due 2046 in an underwritten public offering.  In June 2016, the underwriters exercised an option to purchase an additional $10.0 million of these notes.  The net proceeds from this offering of $299.9 million, after offering expenses, were used to repay all amounts outstanding under GOV’s revolving credit facility and for general business purposes.

Conference Call:

On Thursday, July 28, 2016, at 11:00 a.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s second quarter 2016 results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, August 5, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10088711. A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s second quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Second Quarter 2016 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached to this news release for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “MAY” OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                 GOV HAS ENTERED INTO AN AGREEMENT TO SELL ONE PROPERTY. THIS TRANSACTION IS SUBJECT TO CONDITIONS. AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Rental income	$64,061	$62,113	$127,672	$124,772

Expenses:
Real estate taxes	7,566	7,674	15,219	15,084
Utility expenses	3,673	4,001	7,847	8,572
Other operating expenses	13,266	12,190	26,177	24,400
Depreciation and amortization	17,985	17,299	36,309	34,514
Acquisition related costs	64	183	216	189
General and administrative	4,008	3,713	7,534	7,717
Total expenses	46,562	45,060	93,302	90,476

Operating income	17,499	17,053	34,370	34,296
Dividend income	363	—	363	—
Interest income	10	—	16	12
Interest expense (including net amortization of debt premium and discounts and debt issuance costs of $747, $328, $1,219 and $660, respectively)	(10,314)	(9,455)	(19,678)	(18,757)
Gain on early extinguishment of debt	—	—	104	—
Gain (loss) on issuance of shares by Select Income REIT	16	(1,353)	16	(42,124)
Loss on impairment of Select Income REIT investment	—	(203,297)	—	(203,297)
Income (loss) from continuing operations before income taxes and equity in earnings of investees	7,574	(197,052)	15,191	(229,870)
Income tax expense	(35)	(32)	(50)	(62)
Equity in earnings of investees	9,400	6,094	19,334	5,778
Income (loss) from continuing operations	16,939	(190,990)	34,475	(224,154)
Loss from discontinued operations	(126)	(173)	(275)	(379)
Net income (loss)	$16,813	$(191,163)	$34,200	$(224,533)

Weighted average common shares outstanding (basic)	71,038	70,485	71,034	70,377

Weighted average common shares outstanding (diluted)	71,061	70,485	71,046	70,377

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$0.24	$(2.71)	$0.49	$(3.19)
Loss from discontinued operations	$—	$—	$—	$(0.01)
Net income (loss)	$0.24	$(2.71)	$0.48	$(3.19)

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income (loss)	$16,813	$(191,163)	$34,200	$(224,533)
Plus: depreciation and amortization	17,985	17,299	36,309	34,514
Plus: FFO attributable to SIR investment	17,887	17,287	36,345	26,181
Less: equity in earnings of SIR	(9,383)	(6,072)	(19,240)	(5,683)
FFO	43,302	(162,649)	87,614	(169,521)
Plus: acquisition related costs	64	183	216	189
Plus: loss on issuance of shares by SIR	—	1,353	—	42,124
Plus: loss on impairment of SIR investment	—	203,297	—	203,297
Plus: normalized FFO attributable to SIR investment	17,887	17,506	36,362	33,284
Less: FFO attributable to SIR investment	(17,887)	(17,287)	(36,345)	(26,181)
Less: gain on early extinguishment of debt	—	—	(104)	—
Less: gain on issuance of shares by SIR	(16)	—	(16)	—
Normalized FFO	$43,350	$42,403	$87,727	$83,192

Weighted average common shares outstanding (basic)	71,038	70,485	71,034	70,377

Weighted average common shares outstanding (diluted)	71,061	70,485	71,046	70,377

Per common share amounts:
FFO (basic and diluted)	$0.61	$(2.31)	$1.23	$(2.41)
Normalized FFO (basic)	$0.61	$0.60	$1.24	$1.18
Normalized FFO (diluted)	$0.61	$0.60	$1.23	$1.18

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(1)         GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings (losses) of an equity investee but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in Select Income REIT, or SIR, GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year and GOV excludes acquisition related costs, gains or losses on early extinguishment of debt, loss on impairment of SIR investment and gains or losses on issuance of shares by SIR.  GOV considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s qualification for taxation as a REIT, limitations in GOV’s credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, GOV’s receipt of distributions from SIR and GOV’S expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss) or operating income as an indicator of GOV’s operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income (Loss) and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income (NOI) and Cash Basis NOI (1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Calculation of NOI and Cash Basis NOI (2):
Rental income	$64,061	$62,113	$127,672	$124,772
Property operating expenses	(24,505)	(23,865)	(49,243)	(48,056)
Property net operating income (NOI)	39,556	38,248	78,429	76,716
Non-cash straight line rent adjustments included in rental income (3)	(435)	(1,544)	(584)	(2,207)
Lease value amortization included in rental income (3)	425	286	732	564
Non-cash amortization included in property operating expenses (4)	(121)	—	(242)	—
Cash Basis NOI	$39,425	$36,990	$78,335	$75,073

Reconciliation of NOI and Cash Basis NOI to Net Income (Loss):
Cash Basis NOI	$39,425	$36,990	$78,335	$75,073
Non-cash straight line rent adjustments included in rental income (3)	435	1,544	584	2,207
Lease value amortization included in rental income (3)	(425)	(286)	(732)	(564)
Non-cash amortization included in property expenses (4)	121	—	242	—
NOI	39,556	38,248	78,429	76,716
Depreciation and amortization	(17,985)	(17,299)	(36,309)	(34,514)
Acquisition related costs	(64)	(183)	(216)	(189)
General and administrative	(4,008)	(3,713)	(7,534)	(7,717)
Operating income	17,499	17,053	34,370	34,296
Dividend income	363	—	363	—
Interest income	10	—	16	12
Interest expense	(10,314)	(9,455)	(19,678)	(18,757)
Gain on early extinguishment of debt	—	—	104	—
Gain (loss) on issuance of shares by SIR	16	(1,353)	16	(42,124)
Loss on impairment of SIR investment	—	(203,297)	—	(203,297)
Income tax expense	(35)	(32)	(50)	(62)
Equity in earnings of investees	9,400	6,094	19,334	5,778
Income (loss) from continuing operations	16,939	(190,990)	34,475	(224,154)
Loss from discontinued operations	(126)	(173)	(275)	(379)
Net income (loss)	$16,813	$(191,163)	$34,200	$(224,533)

Reconciliation of NOI to Same Property NOI (5):
Rental income	$64,061	$62,113	$127,672	$124,772
Property operating expenses	(24,505)	(23,865)	(49,243)	(48,056)
Property NOI	39,556	38,248	78,429	76,716
Less: NOI of properties not included in same property results	(1,330)	89	(2,289)	(891)
Same property NOI	$38,226	$38,337	$76,140	$75,825

Calculation of Same Property Cash Basis NOI (5)(6):
Same Property NOI	$38,226	$38,337	$76,140	$75,825
Plus: Lease value amortization included in rental income (3)	438	286	732	564
Less: Non-cash straight line rent adjustments included in rental income (3)	(367)	(1,544)	(469)	(2,207)
Non-cash amortization included in property operating expenses (4)	(121)	—	(242)	—
Same property Cash Basis NOI	$38,176	$37,079	$76,161	$74,182

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(1)         GOV calculates NOI and Cash Basis NOI as shown above.  The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to GOV’s property level results of operations. GOV defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because GOV records those amounts as depreciation and amortization. GOV defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses.  GOV considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and GOV believes that NOI and Cash Basis NOI provide useful information to investors regarding GOV’s results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs.  NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss) or operating income as an indicator of our operating performance or as a measure of GOV’s liquidity. These measures should be considered in conjunction with net income (loss), operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income (Loss) and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than GOV does.

(2)         Excludes one property (one building) classified as discontinued operations.

(3)         GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments.  Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)         GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(5)         For the three months ended June 30, 2016, same property NOI and same property Cash Basis NOI are based on properties GOV owned as of June 30, 2016, and which it owned continuously since April 1, 2015, excluding one property (one building) classified as discontinued operations.

(6)         For the six months ended June 30, 2016, same property NOI and same property Cash Basis NOI are based on properties GOV owned as of June 30, 2016, and which it owned continuously since January 1, 2015, excluding one property (one building) classified as discontinued operations.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Real estate properties:
Land	$257,746	$253,058
Buildings and improvements	1,518,845	1,443,074
Total real estate properties, gross	1,776,591	1,696,132
Accumulated depreciation	(275,401)	(255,879)
Total real estate properties, net	1,501,190	1,440,253

Equity investment in Select Income REIT	492,762	491,369
Assets of discontinued operations	12,482	12,468
Assets of property held for sale	3,095	3,098
Acquired real estate leases, net	113,230	118,267
Cash and cash equivalents	9,021	8,785
Restricted cash	344	1,022
Rents receivable, net	46,592	45,269
Deferred leasing costs, net	20,214	14,299
Other assets, net	52,280	33,680
Total assets	$2,251,210	$2,168,510

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$117,000
Unsecured term loans, net	546,830	546,490
Senior unsecured notes, net	646,272	345,809
Mortgage notes payable, net	28,655	136,299
Liabilities of discontinued operations	83	54
Liabilities of property held for sale	12	43
Accounts payable and other liabilities	56,687	50,543
Due to related persons	3,578	2,886
Assumed real estate lease obligations, net	11,881	12,735
Total liabilities	1,293,998	1,211,859

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized, 71,138,808 and 71,126,308 shares issued and outstanding, respectively	711	711
Additional paid in capital	1,472,754	1,472,482
Cumulative net income	72,686	38,486
Cumulative other comprehensive income (loss)	12,391	(14,867)
Cumulative common distributions	(601,330)	(540,161)
Total shareholders’ equity	957,212	956,651
Total liabilities and shareholders’ equity	$2,251,210	$2,168,510